Option to Purchase Mining Claims

1. Names
This contract is made by Rogue Silicates Inc., an Oregon corporation doing business as Rogue (Seller), and ADVANCED MINERAL TECHNOLOGIES INC., a Wyoming corporation doing business as AMT Inc. (Purchaser).

2. Option to Purchase Mining Claims In exchange for $ 5,000.00 per year that Purchaser will pay to Seller as an option fee, Seller grants to Purchaser the option to purchase the property commonly known as the Wizard Island Mining Claims and the Rogue Mining Claims, located in
Section 13, 14 and 15 Township 29 South, Range 3 East, Willamette Meridian, Douglas County, Oregon.

The legal description of the property is as follows:
                                        BLM Record    Book    Page
Wizard Island #1                         0147269      1273    825
Wizard Island #2                         0147370      1273    826
Wizard Island #3                         0147271      1273    827
Rogue #9                                 0159323      2004   029660
Rogue #10                                0159284      2004   029661
Rogue #11                                0159285      2004   029662
Rogue #12                                0159324      2004   029663
Rogue #19                                0159327      2004   029670
Rogue #20                                0159328      2004   029671
Rogue #22                                0159329      2004   029673

Section 13, 14 and 15 Township 29 South Range 3 East, Willamette
Meridian

If Purchaser exercises this option, Seller will transfer the property to Purchaser on the terms stated in this contract. The conveyance will be subject to easements and restrictions of record.

3. Exercise of Option
Purchaser may exercise this option by delivering to Seller, on or before June 1,2008, a written notice of exercise of option. Purchaser may deliver the notice by sending it to Seller's office at 7234 N. Applegate Rd., Grants Pass, Oregon 97527 by certified mail or private overnight mail service, in which case the notice will be treated as delivered when placed in the possession of the U.S. Postal Service or the private carrier.

4. Purchase Price
If Purchaser exercises the option, the purchase price is $10,000,000. The option fee will not be applied toward the purchase price. The purchase price will be paid at closing in cash, cashier's check or common stock providing AMT Inc. is a public company.

5. Access to Property Upon reasonable notice to Seller, Purchaser and others chosen by Purchaser may enter the property at reasonable times t; perform an environmental inspection and a boundary 1ine survey, as desired by Purchaser. Such inspections will be at Purchaser's expense.

AMT has the right to mine their product from the open pit area located in Section 11, Township 29-South, and Range 3 East. Any drilling, sampling or any other work pertaining to the mines can be done at the buyer's own expense.

6. Special Assessments Seller will pay any special assessments that are a lien on the property at the date of closing. Purchaser will pay any special assessments that become a lien on the property after the date of closing.

7. Closing and Possession
If Purchaser exercises the option in accordance with the terms of this Agreement, the purchase will be closed on June 1, 2008. Possession of the property will be given to Purchaser at closing.

8. Transfer of Title
Seller will transfer marketable title to the property to Purchaser by a quitclaim deed.

9. Default
If Purchaser defaults after giving Seller notice of Purchaser's intention to exercise the option to purchase, Seller may (1) pursue legal remedies or (2) cancel this contract and claim the option fee as liquidated damages. If Seller defaults, Purchaser may (1) enforce this contract, (2) demand a refund of the option fee in termination of this contract or (3) pursue legal remedies.

10. Disputes
If a dispute arises, either party may take the matter to court.

11. Entire Agreement
This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

12.  Successors and Assignees
This contract binds and benefits the heirs, successors and assignees of the parties.

13.  Notices
All notices must be in writing. Except as provided in Paragraph 3, notice may be delivered to a party at the address that follows a party?s signature or a new address that a party designates in writing. A notice may be delivered:
   - in person
   - by certified mail, or
   - by overnight courier.

14.  Governing Law
This contract will be governed by and construed in accordance with the laws of the state of Oregon.

15.  Counterparts
This contract may be signed by the parties in different counterparts and the signature pages combined will create a document binding on all parties.

16.  Modification
This contract may be modified only by a written agreement signed by all the parties.

17.  Waiver
If one party waives any term or provision of this contract at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this contract, that party retains the right to enforce that term or provision at a later time.

18.  Severability

If any court determines that any provision of this contract is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this contract invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

SELLER

Rogue Silicates Inc.,
an Oregon corporation doing business as Rogue
7234 N Applegate Rd.
Grants Pass, Oregon 97527

By:/s/Bruce Mesman
-----------------------------------------
Bruce Mesman
President

PURCHASER
ADVANCED M1NERAL TECHNOLOGIES INC.,
a Wyoming corporation doing business as AMT Inc.
1107 W. 6th St.
Cheyenne, Wyoming 82001

By: /s/Gary Arthur
------------------------------------------
Gary Arthur
President